Exhibit 99.1

ANNUAL MEETING OF SHAREHOLDERS September 13, 2018 NASDAQ: CARV 70 Years Strong

Presentation Highlights by Michael Pugh, President & CEO ▪ Review Financial Performance Fiscal Year 2018 ▪ Fiscal Year 2018 Impact ▪ Customers Are Our Priority ▪ Questions and Answers 1

Forward Looking Statements Certain statements contained in this presentation are “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “could,” “planned,” “estimated,” “potential” and similar terms and phrases . Forward - looking statements are subject to risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Carver Bancorp, Inc . (the “Company”) and Carver Federal Savings Bank (the “Bank”) operate, competitive products and pricing, fiscal and monetary policies of the U . S . Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset - liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity . The Company wishes to caution readers not to place undue reliance on any forward - looking statements, which speak only as of the date made . The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements . The Company and the Bank undertake no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date on which such statements were made . 2

Performance: Key Operating Metrics 2014 - 2018* Net Income ($ in thousands) Return on Average Assets Net Interest Margin Efficiency Ratio Note: 2014, 2015, & 2016 balances have been restated from previously reported results. *Carver Bancorp’s Fiscal Year begins April 1 and ends March 31. 3

Maintaining a Strong Balance Sheet* ($ in millions) 4 Note: 2014, 2015, & 2016 balances have been restated from previously reported results. *Carver Bancorp’s Fiscal Year begins April 1 and ends March 31.

Carver Maintains Strong Regulatory Capital As We Refine Our Operational Infrastructure 5 Tier 1 Leverage Ratio Regulatory Capital: as of 3/31/18, Carver’s capital ratio is 10.16% Note: 2014, 2015, & 2016 balances have been restated from previously reported results. *Carver Bancorp’s Fiscal Year begins April 1 and ends March 31.

Credit Quality For The Bank Remains Strong* Non - performing loans to total loans (NPL) 6 Note: 2014, 2015, & 2016 balances have been restated from previously reported results. *Carver Bancorp’s Fiscal Year begins April 1 and ends March 31.

Continued Strength in our Asset Quality* Non - performing assets to total assets (NPA) Note: 2014, 2015, & 2016 balances have been restated from previously reported results. *Carver Bancorp’s Fiscal Year begins April 1 and ends March 31. 7

Fiscal Year 2018 Impact ▪ Carver strengthens its regulatory infrastructure ▪ Automating financial reporting and loan operations ▪ Implementing preventive cyber security measures ▪ Acquiring talent in critical departments - Information Technology, Compliance, Audit and Legal Departments ▪ Carver expands its reach in the community ▪ Launching a fully enhanced online banking platform ▪ Attracting new audiences by increasing digital marketing through social media platforms ▪ Building community partnerships through a Bank Enterprise Award federal grant. Recipients include: ▪ South Bronx Overall Economic Development Corporation ▪ Addicts Rehabilitation Center ▪ Ocean Bay CDC ▪ Carver sells an administrative office building and relocates its administrative staff in Harlem ▪ Improving the Company’s capital position to $52 million, an immediate increase of $4.6 million from the prior fiscal year ▪ Providing employees with a modern facility for operational efficiencies 8 ▪ Madison Boys & Girls Club ▪ Bridge Street CDC ▪ Comunilife

Customers Are Our Priority Committed lending program targeting SBA, C&I and CRE Customers. Carver Bank’s Lending Activity Fully enhanced online account opening capabilities to attract new customers and retain existing customers. Enhancements to Online Account Opening 8 full service branches. 19 ATMs. 55,000 ATM Network. Mobile banking access. Rationalize Our Banking Network 9 Customer and Community Commitment Approximately 80 cents out of each dollar of Carver's deposits are reinvested in the communities we call home.

Carver’ s Lending Impact by Borough of Carver ’ s loans are focused in New York City. This represents an increase from 62% in FY2017. 66% Borough No. of Loans Aggregate Loan Amount ($MM) Percentage of Loan Portfolio Brooklyn 262 $153 32% Manhattan 117 $84 18% Queens 75 $36 8% Bronx 38 $33 7% Staten Island 12 $3 1% Totals 504 $309 66% 10

Our Customers, Our Community, Our Commitment Cornerstone Baptist Church. Rev. Lawrence Aker, III – Pastor • Located in Bedford - Stuyvesant, Brooklyn and founded in 1917 with a current membership of 1,500. • Financing provided for church renovations to support programming that targets youth and senior communities. Zion Contracting, LLC Hely Duarte, President • A 100% minority - owned construction company established in 2009 and specializing in general construction and construction management. • Financing provided to support funding requirements to secure MTA contracts. Zion has successfully completed over $7 million in contracts and created more than 168 jobs. Sunny’s Bar Mrs. Tone EC Balzano Johansen • Sunny’s Bar, a fixture in Red Hook, Brooklyn for over one hundred years, was supported by Carver financing. • Financing provided through the SBA 504 Program for the purchase of the building. • The bar retained six full - time employees. 11

Carver Federal Savings Bank 70 Years Strong
Serving Our Communities



UPPER MANHATTAN

BRANCHES/ATM

- Main Branch 125th Street – Lenox
- 145th Street and Bradhurst
- Malcolm X Boulevard


NEW YORK
AVENUE
FULTON

BROOKLYN

BRANCHES/ATM

- Atlantic Terminal Branch
- Bedford - Stuyvesant Restoration Plaza
- Crown Heights
- Flatbush

REMOTE ATMs

- Atlantic Terminal Shopping Mall
- Fulton Street at Ralph Avenue



QUEENS

BRANCHES/ATM

- St. Albans

CARVER BANCORP, INC.

12